Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
Wednesday, May 10, 2006
COGDELL SPENCER INC. REPORTS
FIRST QUARTER 2006 FINANCIAL RESULTS
Charlotte, N.C. (May 10, 2006) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the quarter ended March 31, 2006.
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and unit of $0.33 and net loss per share of $0.19.
FFO for the three months ended March 31, 2006 were $4.1 million, or $0.33 per share and unit, basic and diluted. The weighted average number of basic and diluted shares and units outstanding totaled 12,338,497 and 12,365,080, respectively, for the quarter ended March 31, 2006.
Net loss was $1.5 million for the three months ended March 31, 2006, or $0.19 per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 7,973,458 for the quarter ended March 31, 2006.
“We are pleased with the results of our first full quarter operations since our IPO and are excited to be well on our way toward achieving our 2006 financial expectations,” said Charles Handy, Chief Financial Officer of Cogdell Spencer Inc.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2006. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because

FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.
As of March 31, 2006, the Company’s portfolio consisted of 49 wholly-owned properties and eight joint venture properties, comprising a total of approximately 2,884,000 square feet. The overall percentage of leased space at the Company’s wholly-owned properties as of March 31, 2006, was 95.3%.
Acquisitions
On February 15, 2006, Cogdell Spencer made its first acquisition as a public company. Methodist Professional Center One, located on the Methodist Hospital Campus of Clarian Health Partners, in Indianapolis, Indiana, was acquired for approximately $39.9 million, marking the Company’s entry into the Indianapolis, Indiana market. The property adds 171,755 square feet of medical office space and an adjacent 951-space parking deck to the Company’s portfolio.
On March 30, 2006, the Company acquired Hanover Medical Office Building One in Mechanicsville, Virginia and the 1808/1818 Verdugo Boulevard properties in Glendale, California. The aggregate price of the portfolio purchase was approximately $36.1 million and marked the Company’s entry into the Greater Richmond and suburban Los Angeles markets.
“These acquisitions contribute significantly to shareholder value up front and enhance long term value as we build relationships with the dominant healthcare systems in these new markets,” said Frank Spencer, President and Chief Executive Office of Cogdell Spencer Inc.
Hanover Medical Office Building One consists of 56,610 square feet of medical office space and continues the Company’s relationship with Bon Secours Health System Inc., the parent company of Memorial Regional Medical Center in Hanover County.
The 1808 and 1818 Verdugo Boulevard properties are located on the campus of Verdugo Hills Hospital in Glendale, California, an acute care hospital that serves the communities of Glendale, Pasadena, and the surrounding San Fernando Valley. With the 106,793 square feet of medical office space, the two buildings represent the only on-campus medical office space options available to physicians serving Verdugo Hills Hospital.

Financing
In February 2006, the Company refinanced the St. Francis Medical Plaza mortgage note payable that matured on February 15, 2006. In connection with this refinancing, the Company repaid $2.0 million in principal related to this note payable and repaid $2.0 million in principal related to the St. Francis Community MOB mortgage note payable. The St. Francis Medical Plaza mortgage note payable now matures in December 2006 and has an interest rate of LIBOR plus 1.43%.
On March 30, 2006, as part of the Hanover Medical Office Building One acquisition, the Company assumed $5.2 million of mortgage debt. The mortgage note payable matures on November 1, 2009, and requires monthly principal and interest payments of $35,630 based on a fixed interest rate of 6% and a 25-year amortization.
The acquisitions during the quarter were primarily funded by the Company’s $100.0 million unsecured Credit Facility. As of March 31, 2006, the Company has $85.9 million outstanding under this Credit Facility.
General and administrative expenses
General and administrative expenses for the quarter ended March 31, 2006, include $0.7 million for professional services performed during the quarter related to the year-end audit, tax compliance, internal audit and documentation of internal controls related to compliance with the Sarbanes-Oxley Act of 2002.
Consolidation
Effective January 1, 2006, the Company implemented the Financial Accounting Standards Board’s Emerging Issues Task Force No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”), which resulted in the consolidation of Rocky Mount MOB, LLC. The Company owns 34.5% of the entity and for the period November 1, 2005 to December 31, 2005, the entity was accounted for using the equity method of accounting. The Company implemented EITF 04-5 using the cumulative effect transition method. The Company’s net loss does not change as a result of consolidating Rocky Mount MOB, LLC compared to accounting for the entity using the equity method of accounting.
First Quarter Dividend
On March 10, 2006, the Company announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on April 19, 2006 to stockholders of record on March 22, 2006. The dividend covers the first quarter of 2006.

Outlook
     Cogdell Spencer’s management currently expects that FFO per share for the year ending December 31, 2006 will be between $1.37 and $1.39. A reconciliation of the range of projected net loss to projected FFO for the year ending December 31, 2006 is below:

(In thousands, except per share and unit data)
Net loss before minority interests in Operating Partnership	$(8,100)	—	$(7,900)
Plus: Real estate related depreciation and amortization	25,000	—	25,100

Funds from Operations (FFO)	$16,900	—	$17,200

FFO per share and unit — diluted	$1.37	—	$1.39

Total shares and units outstanding — diluted	12,365		12,365

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to occupancy levels, interest rates, and the amount and timing of acquisitions. The Company’s actual results may differ materially from these estimates and are subject to the Company’s filings with the Securities Exchange Commission. The Company does not undertake to update this guidance for any future developments that may affect its business.
Supplemental operating and financial data are available in the Investors Relations section of the Company’s website at www.cogdellspencer.com.
The Company commenced operations on November 1, 2005, and as such, comparisons to the prior year period have not been included in this press release. Combined financial results for the Company’s Predecessor are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and, for comparative purposes, first quarter 2005 financial results will be available in the Company’s Form 10-Q for the three months ended March 31, 2006, to be filed with the United States Securities and Exchange Commission on or before May 15, 2006.
Conference Call
Cogdell Spencer will host a conference call to discuss its first quarter results on Wednesday, May 10, 2006, at 9:30 a.m. EST. Investors are invited to participate in the call by dialing (800) 510-0178 (domestic) or (617) 614-3450 (international). The participant passcode is 82254063. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q1 2006 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com. A playback will begin at 11:30 a.m. on May 10, 2006 and will be available until May 25, 2006. To access the playback, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the passcode 94467287. The replay can be accessed through the Internet at www.cogdellspencer.com through the “Q1 2006 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 49 wholly owned properties, eight joint venture properties, and 19 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s Web site at www.cogdellspencer.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent IPO filing. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amount)

Three Months Ended
March 31, 2006
(unaudited)
Revenues:
Rental	$11,778
Other	895

Total revenues	12,673
Expenses:
Property operating	4,114
General and administrative	1,995
Depreciation and amortization	6,486
Interest	2,410

Total expenses	15,005

Loss before equity in earnings of unconsolidated real estate partnerships, minority interests in real estate partnership, and minority interests in Operating Partnership	(2,332)
Equity in earnings of unconsolidated real estate partnerships	5
Minority interests in real estate partnership	(31)
Minority interests in Operating Partnership	833

Net loss	$(1,525)

Basic and diluted loss per share	$(0.19)

Weighted average common shares — basic and diluted (1)	7,973

(1)	27 shares of unvested restricted common stock are anti-dilutive due to the net loss.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2006	December 31, 2005
Assets
Real estate properties	$338,500	$261,236
Less: Accumulated depreciation	(7,874)	(2,713)

Total real estate properties, net	330,626	258,523
Cash and cash equivalents	3,897	9,571
Restricted cash	817	779
Investment in capital lease	6,448	6,499
Acquired above market leases, net	1,089	852
Acquired in place lease value and deferred leasing costs, net	24,540	21,220
Acquired ground leases, net	3,015	2,919
Deferred financing costs, net	890	913
Goodwill	2,875	2,875
Other assets	3,808	4,331

Total assets	$378,005	$308,482

Liabilities and stockholders’ equity
Notes payable under line of credit	$85,850	$19,600
Mortgage loans	145,273	140,634
Accounts payable and accrued liabilities	5,901	4,699
Accrued dividends and distributions	4,328	—
Acquired below market leases, net	3,754	2,893
Interest rate swap agreements	74	170

Total liabilities	245,180	167,996
Minority interests in real estate partnership	108	—
Minority interests in Operating Partnership	59,534	62,018
Stockholders’ equity	73,183	78,468

Total liabilities and stockholders’ equity	$378,005	$308,482

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations (FFO)
(In thousands, except per share and unit amounts)

Three Months Ended
March 31, 2006
(unaudited)
Net loss	$(1,525)
Plus minority interests in Operating Partnership	(833)
Plus real estate related depreciation and amortization (2)	6,430

Funds from Operations (FFO) (1)	$4,072

FFO per share and unit — basic and diluted	$0.33

Weighted average shares and units outstanding — basic	12,338

Weighted average shares and units outstanding — diluted	12,365

(1)	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $6,412 and the Company’s share of joint venture real estate depreciation and amortization of $18.
Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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